UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2007

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2007, Aetna Inc. (the “Company”) issued a press release announcing that the Company has appointed Mark T. Bertolini as the Company’s Executive Vice President and Head of Business Operations, effective immediately.  A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1 and hereby incorporated in this Item 5.02 by reference.

Prior to this appointment, Mr. Bertolini, age 50, had been Executive Vice President, Regional Businesses since February 1, 2006, having served as Senior Vice President, Regional Businesses since September 2005.  Prior to that, he served as Senior Vice President, Specialty Group from April 2005 to September 2005 and as Senior Vice President, Specialty Products from February 2003 to April 2005.  Prior to joining Aetna, Mr. Bertolini served as Senior Vice President, Regional Segment and Middle Market Growth of CIGNA Corporation (“CIGNA”) from November 2002 to February 2003 and as Senior Vice President, National Sales and Delivery of CIGNA from October 2000 to November 2002.

Mr. Bertolini does not have a family relationship with any Director or any other executive officer of the Company.  In addition, Mr. Bertolini has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Aetna Inc. dated May 3, 2007 regarding appointment of Mark T. Bertolini as Executive Vice President and Head of Business Operations of Aetna Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                             AETNA INC.

Date: May 3, 2007	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller

Exhibit Number	Description

Exhibit 99.1	Press release of Aetna Inc. dated May 3, 2007 regarding appointment of Mark T. Bertolini as Executive Vice President and Head of Business Operations of Aetna Inc.